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                                                               November 10, 2005

Community Partners Bancorp
1250 Highway 35 South
Middletown, New Jersey 07748


      Re: Acquisition of Stock of Two River Community Bank and The Town Bank by Community Partners Bancorp
            --------------------------------------------------------------------


      We have represented Two River Community Bank, a commercial bank chartered under the laws of the State of New Jersey ("Two River") and Community Partners
                                            ---------
Bancorp,  a newly  formed  New Jersey  corporation  ("Community  Partners"),  in
                                                      -------------------
connection with the acquisition by Community Partners (the "Acquisition") of the
                                                            -----------
stock of Two River and the stock of The Town Bank, a commercial bank chartered under the laws of the State of New Jersey ("Town Bank"), to be effected pursuant
                                            ---------
to the provisions of an Agreement and Plan of Acquisition dated as of August 16, 2005, by and among Two River, Town Bank and Community Partners (the "Acquisition
                                                                     -----------
Agreement").
---------

      We  understand  that  this  opinion  will  appear  as  Exhibit  8  to  the
Registration Statement on Form S-4 filed by Community Partners with the Securities and Exchange Commission (the "SEC") on the date hereof (the
                                              ---
"Registration  Statement")  under the  Securities  Act of 1933,  as amended (the
 -----------------------
"Securities Act"), relating to the Acquisition.
 --------------

      In rendering this opinion, we have relied on certificates which Two River and Town Bank have delivered to us in which Two River and Town Bank have made factual representations regarding the Acquisition and on which Two River and Town Bank have authorized us to rely in expressing the within opinions. We have examined those certificates, the Acquisition Agreement, and copies of ancillary agreements, certificates, instruments and documents pertaining to the transactions contemplated by the Acquisition Agreement delivered by the parties thereto. In our examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us. As to any facts material to our opinions expressed herein, we have relied on representations of the parties to the Acquisition Agreement without undertaking to verify the same by independent investigation. Our opinions are based on

PITNEY HARDIN LLP
November 10, 2005
Page 2


our analysis of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, and relevant interpretative authorities as in effect on the date hereof.

      Based upon the foregoing, the statements set forth in the Registration Statement under the heading "Material United States Federal Income Tax Consequences of the Acquisition," insofar as they discuss matters of U.S. federal tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise therein, constitute our opinion, subject to the assumptions, qualifications and limitations stated herein and therein.

      This letter is issued as of the date hereof and is necessarily limited to laws, regulations, rulings and judicial decisions now in effect and facts and circumstances currently brought to our attention. We are under no obligation to advise you or anyone else as to any changes in such laws, regulations, rulings and judicial decisions or of any facts or circumstances that occur or come to our attention after the date hereof.

      This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as
Exhibit 8 to the Registration Statement and to the reference to our firm in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

                                                      Very truly yours,

                                                      /s/ PITNEY HARDIN LLP

                                                      PITNEY HARDIN LLP